                         [TOWN AND COUNTRY TRUST LOGO]


FOR IMMEDIATE RELEASE:

THE TOWN AND COUNTRY TRUST REPORTS FIRST QUARTER 2003 RESULTS



BALTIMORE, MD, MAY 8, 2003 - The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, today reported results for the first quarter ended March 31, 2003.

For the first quarter the Company reported net income of $3.9 million, or $0.24 per share compared to $4.2 million, or $0.26 per share for the first quarter of last year. Results for the 2003 first quarter include a $621,000 gain on involuntary conversion relating to a fire at one of the Company's Baltimore apartment communities.

For the first quarter ended March 31, 2003, Funds from Operations ("FFO") was $9.7 million, or $0.52 per share, a decrease of 4.1% per share in comparison to FFO of $10.1 million, or $0.54 per share, for the first quarter a year ago. The Company computes FFO in a manner consistent with the definition adopted by NAREIT (the National Association of Real Estate Investment Trusts) and considers FFO to be its primary supplemental measure of operating performance. As set forth in the accompanying Financial Highlights, the only differences between FFO and "Income before minority interests" are real estate depreciation and the gain on involuntary conversion, both of which are excluded from the computation of FFO.

Operating highlights for the first quarter of 2003, in comparison to the first quarter last year include the following:

     -   Rental revenues grew 3.3% to $32.8 million.
     -   Occupancy increased 60 basis points to 92.6%.
     -   Net operating income improved 0.1% to $18.9 million.

Since no acquisition or disposition activity has occurred since the beginning of 2002, results for the Company's entire portfolio of 15,237 apartments also represent results on a "same store" basis. Rental revenues for the first quarter grew by $1,049,000, or 3.3%, reflecting increases in rental rates (after concessions) of 2.4%, occupancy improvement of 0.6% and a $167,000 increase in other income. First quarter operating expenses increased 7.9%, or $1,025,000.



                           THE TOWN AND COUNTRY TRUST
        100 South Charles Street, Suite 1700 o Baltimore, Maryland 21201
                         410-539-7600 o fax 410-547-0789
                                 www.tctrust.com

During the quarter, the Company continued to experience significantly increased insurance costs relating to the annual renewal of the Company's property and casualty insurance program effective July 1, 2002. The Company also experienced abnormally high weather related expenses associated with the harsh winter of 2003, including significant snow removal costs, which are included in repairs and maintenance expense and increased energy costs, principally natural gas. Excluding utilities, insurance, and snow related expenses, the remaining operating expenses decreased 0.6%. During the first quarter, the Company continued to benefit from the low interest rate environment. The increase in quarterly interest expense of $299,000 is primarily attributable to an increase of $21.3 million in the average amount of debt outstanding during the quarter compared to the first quarter last year. Additional information regarding the Company's results, including selected market operating data, appears in the accompanying schedules.

In April, the Company expanded its existing credit facility with Fannie Mae by $49,172,000 to $488,172,000 based upon increases in the valuation of the 35 properties in the collateral pool. The Company presently intends to use this additional borrowing capacity to fund its continuing program of apartment renovations and improvements, to make additional apartment acquisitions and for working capital purposes.

The Town and Country Trust is a multifamily real estate investment trust that now owns and operates 44 apartment communities with 15,642 apartment homes in the Mid-Atlantic and Southeast.

Additional information regarding The Town and Country Trust can be found on the Trust's web site at www.tctrust.com.

With the exception of historical information, the matters herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Securities Litigation Reform Act of 1995. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied. Examples of such factors that could result in such differences include but are not limited to: interest rate fluctuations; competition for tenants; changes in the Trust's capacity to acquire additional apartment properties and any changes in the Trust's financial condition or operating results due to an acquisition of additional apartment properties; local economic and business conditions, including without limitation, conditions which may affect public securities markets generally, the real estate investment trust industry, or the markets in which the Trust's apartment properties are located, and other factors referred to in the Trust's periodic and other reports filed with the Securities and Exchange Commission.


FOR FURTHER DETAILS CONTACT
THE TOWN AND COUNTRY TRUST:
James Dolphin                             FRB/WEBER SHANDWICK
Executive Vice President                  Joseph Calabrese (Investor Inquiries)
The Town and Country Trust                (212) 445-8434
(410) 539-7600



                                - TABLES FOLLOW -

                              THE TOWN AND COUNTRY TRUST
                                 FINANCIAL HIGHLIGHTS
                  (IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED)

                                                                                       THREE MONTHS
                                                                                      ENDED MARCH 31,
                                                               ----------------------------------------------------------
                                                                           2003                  2002             CHANGE
                                                               ----------------------------------------------------------
Revenues:
   Gross rental income                                                     $34,068                $33,230           2.5%
   Less: Vacancy and credit loss                                             2,782                  2,826          -1.6%
                                                               -------------------------------------------
   Net rental income                                                        31,286                 30,404           2.9%
   Other rental revenue                                                      1,546                  1,379          12.1%
                                                               -------------------------------------------
     Total rental revenues                                                  32,832                 31,783           3.3%
Operating expenses:
  Real estate taxes and insurance                                            3,511                  3,026          16.0%
  Utilities                                                                  2,341                  2,086          12.2%
  Repairs and maintenance                                                    4,194                  3,660          14.6%
  Marketing and advertising                                                  1,102                  1,204          -8.5%
  Other                                                                      2,824                  2,971          -4.9%
                                                               -------------------------------------------
    Total operating expenses                                                13,972                 12,947           7.9%
                                                               -------------------------------------------
Net operating income (NOI)                                                  18,860                 18,836           0.1%

General and administrative expenses                                          1,376                  1,266           8.7%
                                                               -------------------------------------------
Earnings before interest, taxes, depreciation and
  amortization (EBITDA)                                                     17,484                 17,570          -0.5%
Less:
  Interest expense                                                           7,615                  7,316           4.1%
  Non real estate depreciation                                                 176                    176           0.0%
                                                               -------------------------------------------
                                                                             7,791                  7,492           4.0%
                                                               -------------------------------------------
Funds from operations (FFO) (a)                                              9,693                 10,078          -3.8%
Gain on involuntary conversion                                                 621                      -
Depreciation-real estate assets                                             (5,390)                (5,229)
                                                               -------------------------------------------
Income before minority interests (b)                                         4,924                  4,849
Income allocated to minority interests                                         658                    657
Minority interests distributions in excess of earnings (c)                     403                      -
                                                               -------------------------------------------
Net income                                                                  $3,863                 $4,192          -7.8%
                                                               ===========================================

Earnings per share:
  Basic                                                                      $0.24                  $0.26
  Diluted                                                                    $0.24                  $0.26          -7.7%

Funds from operations per share:
  Basic                                                                      $0.53                  $0.55
  Diluted                                                                    $0.52                  $0.54          -4.1%

Weighted average common shares outstanding-basic                            15,983                 15,917
Dilutive effect of outstanding options and restricted shares                   223                    229
                                                               -------------------------------------------
Weighted average common shares outstanding-diluted                          16,206                 16,146
                                                               ===========================================

Dividends declared per common share                                          $0.43                  $0.43

(a) Funds from operations ("FFO") is computed as income (loss) before minority interest (computed in accordance with accounting principles generally accepted in the United States) ("GAAP") excluding gains and losses from sales and involuntary conversions of operating properties, plus real estate depreciation. This computation of FFO is consistent with the current definition promulgated by the National Association of Real Estate Investment Trusts (NAREIT). The reconciliation of FFO to Income before minority interests, the most directly comparable financial measure calculated in accordance with GAAP, is included in the Financial Highlights. Management generally considers FFO to be a useful measure for reviewing the comparative operating performance of the Trust between periods or as compared to other companies, without giving effect to real estate depreciation and amortization, which assumes that the value of real estate diminishes predictably over time and which can vary among owners of similar assets based upon historical cost and useful life estimates.

         Net operating income ("NOI") is defined by the Company as total revenue less property operating expenses. Management generally considers NOI to be an appropriate supplemental measure to help understand the operating performance of the Trust's properties. NOI is a widely used measure within the real estate investment industry, including the multifamily sector. A reconciliation of NOI to Net income is included in the Financial Highlights.

         FFO and NOI should not be considered alternatives to net income as a measure of performance nor do they represent cash generated from operating activities in accordance with GAAP and, therefore, they should not be considered indicative of cash available to fund cash needs.

(b) Minority interests represent certain limited partnership interests, equivalent to 2,467,000 shares.

(c) Represents additional allocation of income required under generally accepted accounting principles necessary to keep the minority interest balance as reported in the Company's Balance Sheet from falling below zero.

               THE TOWN AND COUNTRY TRUST
                  MARKET OPERATING DATA

                                                                                                              THREE MONTHS
                                                                         THREE MONTHS                            ENDED
                                                                        ENDED MARCH 31,                       DECEMBER 31,
                                                  -----------------------------------------------------    --------------------
                                                               2003                2002         CHANGE            2002
                                                  -----------------------------------------------------    --------------------
PROPERTY OPERATING INCOME ($000'S)
Rental revenue                                                $32,832            $31,783          3.3%                 $33,108
Operating expenses                                             13,972             12,947          7.9%                  13,466
                                                  -----------------------------------------------------    --------------------
Net operating income                                          $18,860            $18,836          0.1%                 $19,642
                                                  =====================================================    ====================

Rental Revenue ($000's)
Baltimore                                                     $13,531            $12,997          4.1%                 $13,639
Metropolitan Washington, DC
  Northern Virginia                                             5,344              5,154          3.7%                   5,396
  Maryland Suburbs                                              3,155              2,971          6.2%                   3,164
Pennsylvania                                                    3,810              3,703          2.9%                   3,855
Orlando, Florida                                                1,896              1,863          1.8%                   1,942
Sarasota/Bradenton, Florida                                     1,678              1,686         -0.5%                   1,653
Charlotte                                                       1,007              1,097         -8.2%                   1,060
Newark, Delaware                                                1,228              1,181          4.0%                   1,215
Palm Beach Gardens, Florida                                     1,183              1,131          4.6%                   1,184
                                                  -----------------------------------------------------    --------------------
     Total                                                    $32,832            $31,783          3.3%                 $33,108
                                                  =====================================================    ====================

AVERAGE MONTHLY RENT (NET OF CONCESSIONS)
Baltimore                                                        $683               $652          4.8%                    $678
Metropolitan Washington, DC
  Northern Virginia                                             1,043              1,045         -0.2%                   1,048
  Maryland Suburbs                                                904                847          6.7%                     890
Pennsylvania                                                      635                627          1.3%                     635
Orlando, Florida                                                  725                724          0.1%                     728
Sarasota/Bradenton, Florida                                       749                751         -0.3%                     744
Charlotte                                                         690                768        -10.2%                     696
Newark, Delaware                                                  871                843          3.3%                     868
Palm Beach Gardens, Florida                                       902                863          4.5%                     895
                                                  -----------------------------------------------------    --------------------
     Total                                                       $756               $738          2.4%                    $753
                                                  =====================================================    ====================

OCCUPANCY
Baltimore                                                       92.5%              93.1%         -0.6%                   93.8%
Metropolitan Washington, DC
  Northern Virginia                                             92.5%              89.6%          2.9%                   93.1%
  Maryland Suburbs                                              92.6%              92.3%          0.3%                   93.9%
Pennsylvania                                                    93.3%              92.4%          0.9%                   95.0%
Orlando, Florida                                                90.0%              88.4%          1.6%                   92.6%
Sarasota/Bradenton, Florida                                     94.0%              94.8%         -0.8%                   92.9%
Charlotte                                                       89.5%              84.9%          4.6%                   91.2%
Newark, Delaware                                                95.9%              95.6%          0.3%                   95.9%
Palm Beach Gardens, Florida                                     94.8%              94.6%          0.2%                   96.4%
                                                  -----------------------------------------------------    --------------------
     Total                                                      92.6%              92.0%          0.6%                   93.8%
                                                  =====================================================    ====================



                              COMMUNITY INFORMATION
                               (at March 31, 2003)

                                                                                                                % OF
MARKET:                                                                COMMUNITIES         HOMES              PORTFOLIO
                                                                    ---------------------------------    --------------------

Baltimore                                                                  15                  6,917                   45.4%
Metropolitan Washington, DC
  Northern Virginia                                                         5                  1,823                   12.0%
  Maryland Suburbs                                                          4                  1,236                    8.1%
Pennsylvania                                                                7                  2,073                   13.6%
Orlando, Florida                                                            3                    930                    6.1%
Sarasota/Bradenton, Florida                                                 3                    742                    4.9%
Charlotte                                                                   2                    580                    3.8%
Newark, Delaware                                                            2                    488                    3.2%
Palm Beach Gardens, Florida                                                 1                    448                    2.9%
                                                                    ---------------------------------    --------------------
     Total                                                                 42                 15,237                  100.0%
                                                                    =================================    ====================

                           THE TOWN AND COUNTRY TRUST
                             SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                          MARCH 31,          DECEMBER 31,
                                                                                             2003                2002
                                                                                     -----------------------------------------
ASSETS:
  Real estate, at cost                                                                           $808,518            $803,465
  Accumulated depreciation                                                                       (320,782)           (315,765)
                                                                                     -----------------------------------------
  Net real estate assets                                                                          487,736             487,700
  Other assets                                                                                     17,154              16,646
                                                                                     -----------------------------------------
Total Assets                                                                                     $504,890            $504,346
                                                                                     =========================================

LIABILITIES:
  Mortgages payable-secured                                                                      $491,915            $492,016
  Notes payable-unsecured                                                                           3,000                   -
  Other liabilities                                                                                14,899              13,940
  Minority interest                                                                                     -                   -
  Shareholders' deficit                                                                            (4,924)             (1,610)
                                                                                     -----------------------------------------
Total liabilities and shareholders' deficit                                                      $504,890            $504,346
                                                                                     =========================================


                                 CAPITALIZATION
                                 MARCH 31, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                       % OF
                                                                        % OF           TOTAL          INTEREST
DEBT:                                                AMOUNT             DEBT       CAPITALIZATION       RATE        MATURITY
                                               --------------------------------------------------------------------------------
Secured Fixed Rate:
  Fannie Mae (a)                                    $340,000           68.7%                            6.63%      April, 2008
  Freddie Mac                                         33,175            6.7%                            6.81%      April, 2009
  Freddie Mac                                         17,820            3.6%                            7.85%       Nov., 2009
  Insurance Company                                    9,518            1.9%                            7.75%       July, 2003
                                               ---------------------------------------------------------------
Total Secured Fixed Rate Debt                        400,513           80.9%            45.9%           6.73%
                                               ---------------------------------------------------------------
Secured Floating Rate:
  Fannie Mae (a)                                      75,152           15.2%                            2.67%      April, 2008
  Commercial bank - secured credit facility           16,250            3.3%                            2.54%        on demand
                                               ---------------------------------------------------------------
Total Secured Floating Rate Debt                      91,402           18.5%            10.5%           2.65%
                                               ---------------------------------------------------------------

Total Secured Debt                                   491,915           99.4%            56.4%           5.93%
                                               ---------------------------------------------------------------

Unsecured:
Unsecured credit facility                              3,000            0.6%             0.3%                        on demand
                                               -----------------------------------------------

Total Debt                                          $494,915          100.0%            56.7%
                                               -----------------------------------------------

EQUITY:
Common shares outstanding                             16,323
OP units                                               2,467
                                               --------------
Total shares and OP units outstanding                 18,790

Common share price at March 31, 2003                  $20.20
                                               --------------
Total equity capitalization, at market              $378,247                            43.3%
                                               --------------                -----------------

Total market capitalization (debt and equity)       $873,162                           100.0%
                                              ==============                =================

(a) The information shown for this debt gives effect to two interest rate swap agreements in the aggregate notional amount of $40 million, which have the effect of fixing the interest rate on this amount of debt at approximately 4.57% from January 2003 to April 2007.